Execution Copy

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT, dated as of May 5, 2010 to the Second Amended and Restated Loan and Security Agreement, dated as of September 21, 2009, among HWC Wire & Cable Company (“Borrower”), the lenders or lender named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as agent for said Lenders (Bank of America, in such capacity, “Agent”) and Houston Wire & Cable Company (“Guarantor”).  Said Second Amended and Restated Loan and Security Agreement, as it may be amended from time to time, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.           Additional Definitions.  The following definition of “First Amendment,” “First Amendment Effective Date” and “Trigger Period” are hereby inserted into Appendix A to the Loan Agreement.

*      *      *

“First Amendment – that certain First Amendment to Loan Agreement dated as of May 5, 2010 by and among Borrower, Agent and Lenders and acknowledged by Guarantor.

*      *      *

First Amendment Effective Date – the date on which the conditions precedent to the effectiveness of the First Amendment are satisfied.

*      *      *

Trigger Period – the period (a) commencing on the day that an Event of Default occurs, or Availability is less than $16,000,000 at any time or less than $17,500,000 for three (3) consecutive Business Days; and (b) continuing until, during the preceding sixty (60) consecutive days, no Event of Default has existed and Availability has been greater than $17,500,000 at all times.  The foregoing notwithstanding, if Trigger Periods have previously terminated twice within the immediately prior twelve month period, then a Trigger Period shall not terminate until the conditions referred to in clause (b) have been satisfied and at least twelve months have expired since the date on which the previous Trigger Period terminated.”

2.           Dominion Account.  Subsections 6.2.5 and 6.2.6 of the Loan Agreement are hereby deleted and the following are inserted in their stead:

*      *      *

“6.2.5           Maintenance of Dominion Account.  Borrower shall maintain a Dominion Account pursuant to a lockbox and lockbox account or other arrangement acceptable to Agent with Bank or such other banks as may be selected by Borrower and be acceptable to Agent.  Borrower shall issue to Bank or any such other banks an irrevocable letter of instruction directing Bank or such other banks, upon notice from Agent, to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations.  Agent agrees not to give any such notice unless a Trigger Period occurred and is continuing.  During a Trigger Period, all funds deposited in the Dominion Account shall immediately become the property of Agent.  Borrower shall obtain the agreement by such Bank or such other banks in favor of Agent to waive any offset rights against the funds so deposited.  Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by Bank or such other banks thereunder.

6.2.6           Collection of Accounts, Proceeds of Collateral.  To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent, Borrower shall immediately deposit same in kind in the lockbox account or other arrangement provided for above.  During a Trigger Period, all remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent’s property by Borrower as trustee of an express trust for Agent’s benefit.  Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys’ fees to Borrower.”

3.           Condition Precedent.  This First Amendment shall become effective when Agent shall have received a copy of this First Amendment, duly executed by Borrower, Guarantor, Agent and each Lender.

The date on which such condition precedent listed above is satisfied or waived is hereinafter referred to as the “First Amendment Effective Date.”

4.           Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

5.           Governing Law.  This First Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

6.           Counterparts.  This First Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to First Amendment to Second Amended and
Restated Loan and Security Agreement)

IN WITNESS WHEREOF, this First Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as		HOUSTON WIRE & CABLE COMPANY,
Borrower		as Guarantor

By:	/s/ Nicol G. Graham	By:	/s/ Charles A. Sorrentino
Name: Nicol G. Graham		Name: Charles A. Sorrentino
Title: Vice President and CFO		Title: President and CEO

BANK OF AMERICA, N.A., as Agent and a
Lender

By:	/s/ Steven J. Chalmers
Name: Steven J. Chalmers
Title: V.P.